UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2005

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 333-67232

11-3618510
(I.R.S. Employer Identification Number)

960 High Road
London N12 9RY, United Kingdom
(Address of principal executive offices) (Zip Code)

011.44.8451087777
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

AGREEMENT AND PLAN OF MERGER

On August 22, 2005, the Registrant announced by press release the signing on August 18, 2005, of an Agreement and Plan of Merger ("the Agreement") to acquire I-55 Internet Services, Inc. ("I-55 Internet"). A copy of the press release is attached hereto as Ex. 99.1 and incorporated herein by reference.

Under the Agreement the Registrant will acquire I-55 Internet, a Louisiana corporation, through the statutory merger of I-55 Internet with and into the Registrant‘s wholly owned subsidiary Xfone USA, Inc. ("Xfone USA") (the "Acquisition").

I-55 Internet was incorporated in the State of Louisiana in 1996 and is headquartered in Hammond, Louisiana. I-55 Internet serves both residential and commercial customers in Louisiana, Mississippi and Alabama, offering a full complement of Internet services, including digital high speed access, dial-up access, email services, professional web development, web hosting and co-location and networking services. Mr. Hunter McAllister is the President/Director and Chief Executive Officer of I-55 Internet and Mr. Brian Acosta is its Chairman/ Chief Technical Officer.

Xfone USA was incorporated in the State of Mississippi on May 28, 2004, is headquartered in Jackson, Mississippi, and has two wholly owned subsidiaries, eXpeTel Communications, Inc. and Gulf Coast Utilities, Inc. Xfone USA is a telecommunications service provider that owns and operates its own facilities-based, telecommunications switching system. Xfone USA provides residential and business customers with high quality local and long distance services, as well as cable television and high speed Internet services to planned and multi-dwelling apartment communities in Mississippi, Alabama, Louisiana, Florida and Georgia. Xfone USA's integrated multi-media services, combining digital voice, data and video over third-generation broadband infrastructure, are available to customers on a single itemized bill.

The Registrant is currently the sole shareholder of Xfone USA and upon completion of the acquisition, Xfone USA will continue to be the Registrant's wholly owned subsidiary. No change in control of the Registrant will occur as a result of the acquisition.

The Agreement

The terms and conditions of the Agreement provide that:

    1) All of I-55 Internet's issued and outstanding capital stock will be acquired and converted into the right to receive from the Registrant certain shares of its restricted common stock and warrants convertible into shares of its common stock; and

    2) The Registrant will issue a number of shares of its restricted common stock valued in the aggregate at $2,569,445, determined using the weighted average price as reported on the website of the American Stock Exchange of the Registrant Common Stock for the ten (10) trading days preceding the trading day immediately prior to the Closing Date (which weighted average price shall in no event be less than $2.70 per share or greater than $3.70 per share); and

    3) The Registrant will issue a number of warrants valued in the aggregate at $1,284,722, with the value calculated as of the Closing Date assuming 90% volatility of the underlying Registrant Common Stock pursuant to the Black Scholes option - pricing model; and

    4) Each share of I-55 Internet common stock issued and outstanding immediately prior to the Effective Time (other than dissenting shares if such a situation was to arise) will be canceled and extinguished and be converted automatically into the right to receive upon surrender of certificate(s) representing I-55 Internet common stock (i) an amount of the Registrant's stock consideration equal to the product of one times the Registrant's stock consideration divided by the Total I-55 Internet Common Stock; and (ii) an amount of the Registrant's warrant consideration equal to the product of one times the Registrant's warrant consideration divided by the total I-55 Internet common stock; and

    5) MCG Debt and Warrants. MCG Capital Finance, Inc. (“MCG”) shall have been paid in full for the MCG Debt of $1,763,000, and all obligations owed by I-55 Internet to MCG under the MCG Credit Facility shall have been extinguished, including, but not limited to, the MCG Warrants. As of the date of the Agreement, except for the 5,982,307.69 warrants issued in favor of MCG, there are no other options, warrants or similar rights outstanding. Of the 5,982,307.69 warrants issued to MCG, 2,777,500 are currently vested. As of the Closing Date, all such warrants, written or unwritten, to purchase any of I-55 Internet's authorized or unissued capital stock shall have been exercised or will have terminated; and

    6) Completion of the Acquisition is subject to certain conditions, including: (a) approval of the Agreement and the Acquisition by the shareholders; (b) the signing of a definitive purchase agreement by the Registrant and Xfone USA to acquire I-55 Telecommunications, LLC,("I-55 Telecom") a related company of I-55 Internet, without any adverse tax consequences to I-55 Internet and I-55 Telecom and their shareholders; (c) receipt of regulatory approvals where relevant; (d) and (e) certain other customary conditions; and

    7) Concurrent with the execution of the Agreement and as material inducements to the Registrant and I-55 Internet as the acquired company, the following agreements will be entered into (Exhibits B-D to the Agreement): (a) employment agreement between Xfone USA, Inc. and Hunter McAllister; (b) employment agreement between Xfone USA, Inc. and Brian Acosta; and (c) escrow agreement by and among the Registrant, Xfone USA, Inc., Hunter McAllister, Brian Acosta, and the escrow agent.

Employment Agreement between Xfone, USA, Inc. and Hunter McAllister

The employment agreement between Xfone, USA, Inc. and Hunter McAllister (otherwise known as "Executive" in the employment agreement), provides that Xfone USA (otherwise known as "Employer" in the employment agreement) will pay Hunter McAlister: an annual salary of $100,000.00 for Employment Year 1; $103,000 for Employment Year 2 and $106,090.00 for Employment Year 3 (the "Salary"), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than monthly, and shall be subject to all applicable withholding and other applicable taxes as required by law.

Currently the Registrant does not have an Executive Incentive Compensation Plan; however, the Executive will participate in such plan if and when developed.

The employment agreement further provides that on the first business day of Employment Year 1, the Executive shall be granted and issued options for 200,000 shares of restricted Registrant's Common Stock (25,000 of which shall be attributable to Employment Year 1, 50,000 of which shall be attributable to Employment Year 2, and 125,000 of which shall be attributable to Employment Year 3) (the "Options"). The Options shall vest as follows: Options for 25,000 shares of restricted Registrant Stock shall vest 3 years from the grant date, options for 50,000 shares of restricted Registrant Stock shall vest 4 years from the grant date and options for 125,000 shares of restricted Registrant Stock shall vest 5 years from the grant date. The stock options shall provide for a five (5) year term from the vesting date, a strike price that is 10% above the closing price of the Registrant Common Stock on the date of issue of the Options. The parties agree that the terms “Options” and “Registrant Stock Options” as used in the employment agreement include only those Options granted pursuant to the employment agreement.

In the event of any Executive Termination Without Cause other than a Termination by the Executive due to a disability that leaves him unable to work, the Executive agrees to pay as liquidated damages to the Employer an amount equal as follows:

If the Executive Termination Without Cause occurs during Employment Year 1, then the Executive shall immediately pay to the Employer an amount equal to $225,000.00.

If the Executive Termination Without Cause occurs during Employment Year 2, then the Executive shall immediately pay to the Employer an amount equal to $150,000.00.

If the Executive Termination Without Cause occurs during Employment Year 3, then the Executive shall immediately pay to the Employer an amount equal to $75,000.000.

Employment Agreement between Xfone, USA, Inc. and Brian Acosta.

The employment agreement between Xfone, USA, Inc. and Brian Acosta (otherwise known as "Executive" in the employment agreement), provides that Xfone USA (otherwise known as "Employer" in the employment agreement) will pay Brian Acosta: an annual salary of $132,000.00 for Employment Year 1; $135,960.00 for Employment Year 2 and $140,039.00 for Employment Year 3 (the "Salary"), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than monthly, and shall be subject to all applicable withholding and other applicable taxes as required by law.

Currently the Registrant does not have an Executive Incentive Compensation Plan; however, the Executive will participate in such plan if and when developed.

The employment agreement provides on the first business day of Employment Year 1, the Executive shall be granted and issued options for 200,000 shares of restricted Registrant Common Stock (25,000 of which shall be attributable to Employment Year 1, 50,000 of which shall be attributable to Employment Year 2, and 125,000 of which shall be attributable to Employment Year 3) (the "Options"). The Options shall vest as follows: Options for 25,000 shares of restricted Registrant Stock shall vest 3 years from the grant date, options for 50,000 shares of restricted Registrant Stock shall vest 4 years from the grant date and options for 125,000 shares of restricted Registrant Stock shall vest 5 years from the grant date. The stock options shall provide for a five (5) year term from the vesting date, a strike price that is 10% above the closing price of the Registrant Common Stock on the date of issue of the Options. The parties agree that the terms “Options” and “Registrant Stock Options” as used in the employment agreement include only those Options granted pursuant to the employment agreement.

In the event of any Executive Termination Without Cause other than a Termination by the Executive due to a disability that leaves him unable to work, the Executive agrees to pay as liquidated damages to the Employer an amount equal as follows:

If the Executive Termination Without Cause occurs during Employment Year 1, then the Executive shall immediately pay to the Employer an amount equal to $225,000.00.

If the Executive Termination Without Cause occurs during Employment Year 2, then the Executive shall immediately pay to the Employer an amount equal to $150,000.00.

If the Executive Termination Without Cause occurs during Employment Year 3, then the Executive shall immediately pay to the Employer an amount equal to $75,000.000.

Item 9.01. Financial Statements and Exhibits.

(a)     Financial Statements of Businesses to be Acquired.

The financial statements required by this Item 9.01(a) are not included in this initial report on Form 8-K since the acquisition is not completed. The financial statements will be filed by amendment to this report no later than 71 calendar days after the completion of the acquisition of I-55 Internet.

(c)     Exhibits.

EXHIBITS

Exhibit 3.6                 By-Laws of Xfone USA, Inc. (1)

Exhibit 10.47     Agreement and Plan of Merger (including exhibits).

Exhibit 99.1               Press Release issued by the Registrant dated August 22, 2005, headed “XFONE USA SIGNS AN AGREEMENT AND PLAN OF MERGER WITH I-55
                                   INTERNET SERVICES, INC., A LEADING LOUISIANA-BASED INTERNET SERVICE PROVIDER."

(1) Denotes previously filed exhibit: filed on June 1, 2004, with Xfone, Inc.'s Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2005	Xfone, Inc. /s/ Guy Nissenson By: Guy Nissenson President and Chief Executive Officer